ADMINISTRATION AND

FUND ACCOUNTING AGREEMENT

THIS ADMINISTRATION AND FUND ACCOUNTING AGREEMENT (the “Agreement”) is made as of December 30, 2024, by and between (i) each registered investment company listed on Schedule D annexed hereto (each, a “Company”), on behalf of itself and each of its series, if any, designated beneath its name on Schedule D annexed hereto from time to time (each, a “Fund” and together, the “Funds”), in the case of both the Companies and each Fund, individually and not jointly or jointly and severally with any other party, and (ii) Victory Capital Management Inc. (“VCM”), a New York corporation.

WHEREAS, the each Company desires to retain VCM as administrator and fund accountant to perform certain administration and fund accounting services for the Company and each of its Fund, as applicable, as now in existence and listed on Schedule D to this Agreement, or as hereafter may be established from time to time;

WHEREAS, this Agreement applies to each Company and each of its series, as applicable, as if it were the subject of a separate agreement, and each Company and each of its series, as applicable, is acting separately from all of the other parties and their series, and not jointly or jointly and severally with any other party; and

WHEREAS, VCM is willing to perform Services (as defined below) on the terms and conditions set forth in this Agreement; and

WHEREAS, the parties hereto wish to enter into this Agreement in order to set forth the terms under which VCM will perform the Services set forth herein for the Companies and the Funds.

NOW, THEREFORE, in consideration of the mutual premises and covenants hereinafter contained, the parties hereto agree as follows:

1.Retention of VCM

(a)Each Company respectively and separately hereby appoints VCM as its administrator and fund accountant. VCM shall, for all purposes herein, be deemed to be an independent contractor and, except as otherwise expressly provided or authorized, shall have no authority to act for or represent the Companies or the Funds in any way, and shall not be deemed an agent of the Companies or any Funds.

2.Responsibilities of VCM

VCM shall perform the administration services set forth in Schedule A to this Agreement and the fund accounting services set forth in Schedule B to this Agreement. VCM shall perform such other services, and furnish such other reports, for the Companies and the Funds that are mutually agreed upon by the parties from time to time, for which a Company or Fund will pay

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VCM the amounts agreed upon between them. This Agreement uses the term “Services” to refer to the services described in Schedules A and B, as well additional services as agreed by the parties.

VCM may, at its expense, utilize agents in its performance of Services; provided, however, that (i) the approval of the Companies shall be required to establish an arrangement in which an agent of VCM acts as sub-administrator or sub-fund accountant (an “Agent”); and (ii) any agent (including any Agent) retained by VCM shall be the agent of VCM and not the agent of the Companies, and VCM shall be fully responsible for the acts of any such agent (or Agent) and shall not be relieved of any of its responsibilities hereunder by the appointment of such agent (or Agent). In the event that an Agent is retained by VCM at the request or instruction of a Company, the foregoing shall not apply to the extent it is inconsistent with any written agreement(s) entered into by the parties with respect to such arrangement.

3.Allocation of Charges and Expenses

VCM shall bear its own expenses in connection with the performance of its duties and responsibilities hereunder, except as provided herein; provided, however, that each Company shall reimburse VCM for its share of reasonable travel and related expenses incurred in attending meetings of the Boards of Trustees or Directors of the Companies (the “Boards”) in its capacity as administrator and fund accountant. VCM shall also furnish at its own expense the executive, supervisory and clerical personnel necessary to perform its obligations under this Agreement. VCM shall pay all compensation, if any, of officers of the Companies who are its own officers, employees or directors or who are officers, employees or directors of its affiliated entities. Unless otherwise specifically provided herein, VCM shall not be obligated to pay the compensation of any employee or agent of the Companies (who is not an officer, employee or director of VCM or its affiliated entities) retained by the Boards.

The Companies will pay or cause to be paid any other expenses incurred in the operation of the Companies and the Funds that are not otherwise allocated herein, including, without limitation, Company and Fund organization costs, taxes, expenses for Company and Fund legal and auditing services, costs of maintaining corporate existence, the expenses of preparing (including typesetting), printing and mailing reports, financial statements, prospectuses, Statements of Additional Information (the “SAI”), proxy solicitation material and notices to existing Shareholders, all expenses incurred in connection with issuing and redeeming shares of beneficial interest in the Companies and the Funds (“Shares”), fund accounting agents’ fees, the cost of initial and ongoing registration of the Shares under federal and state securities laws, fees and out-of-pocket expenses of Trustees or Directors who are not affiliated persons of VCM or any affiliate of VCM, Company meetings, insurance, interest, brokerage costs and commissions, if any, litigation and other extraordinary or nonrecurring expenses, and all fees and charges of investment advisers.

4.Compensation of VCM

(a)The Companies shall pay VCM the fees set forth in Schedule C to this Agreement for the services described in Schedules A and B. For purposes of determining fees, the value of

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each Company’s and each Fund’s net assets shall be computed in accordance with the terms of the Company’s or Fund’s Prospectus. Such fee as is attributable to each Company or Fund shall be a separate (and not joint or joint and several) obligation of each such Company or Fund. No individual Company or Fund shall have any responsibility for any obligation, if any, with respect to any other Company or Fund arising out of this Agreement.

(b)If this Agreement becomes effective subsequent to the first day of a month or terminates in accordance with its terms before the last day of a month, VCM’s compensation for that part of the month in which this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth on Schedule C.

(c)All rights of compensation under this Agreement for the Services described in Schedules A and B performed as of the termination date shall survive the termination of this Agreement.

5.Term

(a)This Agreement becomes effective on the date first set forth above (the “Effective Date”). Upon the Effective Date, the Services, compensation (other than compensation for services not described in Schedules A or B) and expense provisions of this Agreement shall become fully effective. Unless otherwise terminated as provided herein, this Agreement shall continue in effect from the Effective Date through [December 30, 2026] (such period, the “Initial Term”). For each additional fund created as a new series of a Company added after the Effective Date and for each investment company added after the Effective Date, this Agreement shall continue in force for a period of two years from the date that the Agreement is approved. Thereafter, unless otherwise terminated as provided herein, this Agreement shall be renewed automatically for each Company and each Fund for successive one-year periods (“Rollover Periods”); provided that such continuance is specifically approved by a vote of a majority of those members of the applicable

Board who are not parties to this Agreement or “interested persons” (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) of any such party, and by the vote of the applicable Board or a majority of the outstanding voting securities of the applicable Company or Fund. This Agreement may be terminated as to any Company or Fund: (i) by provision of a written notice of non-renewal at least sixty (60) days prior to the end of the Initial Term or any Rollover Period, as the case may be; (ii) by mutual agreement of the parties; (iii) for “cause,” as defined below, upon the provision of sixty (60) days advance written notice by the party alleging cause;

(iv)by the applicable Company upon 60 days’ written notice to VCM, provided that the Company otherwise complies with its obligation to pay liquidated damages where applicable; or (v) if VCM is terminated as the investment adviser to the Company or Fund, by VCM upon 60 days advance notice to the applicable Company or Fund, provided that, in such event, the Company may elect to extend this Agreement for a reasonable period of time to permit the Company or Fund to retain a successor to provide the Services, but in no event shall such continuation extend beyond one hundred and eighty (180) days after the date VCM is terminated as investment adviser of the Company or Fund.

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(b)For purposes of this Section 5, “cause” shall mean: (i) a material breach of this

Agreement, including a material breach of any representations and warranties contained herein, that has not been remedied for thirty (30) days following written notice of such breach from the non-breaching party; (ii) a final, unappealable judicial, regulatory or administrative ruling or order in which the party to be terminated has been found guilty of criminal or unethical behavior in the conduct of its business; or (iii) financial difficulties on the part of the party to be terminated that are evidenced by the authorization or commencement of, or involvement by way of pleading, answer, consent or acquiescence in, a voluntary or involuntary case under Title 11 (Bankruptcy) of the United States Code, as from time to time is in effect, or any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors. VCM shall not terminate this Agreement with respect to any

Company or Fund pursuant to clause (i) above based solely upon the Company’s failure to pay an amount to VCM which is the subject of a good faith dispute, if: (x) the Company is attempting in good faith to resolve such dispute with as much expediency as may be possible under the circumstances; and (y) the Company continues to perform its obligations hereunder in all other material respects (including paying all fees and expenses not subject to reasonable dispute hereunder).

(c)Notwithstanding the foregoing termination provisions, following any such termination, in the event that VCM in fact continues to perform any one or more of the Services with the consent of a Company, the provisions of this Agreement, including, without limitation, the provisions dealing with compensation and indemnification, shall continue in full force and effect with respect to that Company. Fees and out-of-pocket expenses incurred by VCM but unpaid by a Trust upon such termination shall be immediately due and payable upon and notwithstanding such termination. In the event of a termination other than a termination for Cause or by VCM, VCM shall be entitled to collect from a Company, in addition to the fees and expenses provided in Sections 3 and 4 of this Agreement, the amount of all of VCM’s reasonable cash disbursements in connection with

VCM’s activities in effecting such termination, including without limitation, the delivery to a

Company, and/or other parties of the Company’s or Funds’ property, records, instruments and documents. Subsequent to such termination, for a reasonable fee, VCM will provide a Company with reasonable access to any Company or Fund documents or records remaining in its possession to any successor administrator or fund accountant.

(d)If for any reason other than (i) non-renewal, (ii) mutual agreement of the parties, (iii) “Cause” for termination of VCM hereunder, or (iv) termination by VCM with respect to either any Company, this Agreement is terminated with respect to a Company or a Fund during the Initial Term, then the applicable Company shall make a one-time cash payment, in consideration of the fee structure and services to be provided under this Agreement, and not as a penalty, to VCM equal to the balance that would be due VCM for its services hereunder to such Company or Fund during

(x)the next nine (9) months or (y) if less than nine (9) months remain until the end of the Initial Term, the number of months remaining in the Initial Term, assuming for purposes of the calculation of the one-time payment that the fees that would be earned by VCM for each month shall be based upon the average fees payable to VCM monthly during the nine (9) months prior to the date of termination.

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(e)[RESERVED]

(f)The one-time cash payments referenced above shall be due and payable on the day prior to the first day in which this Agreement is terminated, services are terminated, VCM is replaced or a third party is added, as applicable.

(g)The parties further acknowledge and agree that, in the event this Agreement is terminated with respect to VCM under subsection (d), above (i) a determination of actual damages incurred by VCM would be extremely difficult, and (ii) the liquidated damages provisions contained herein are intended to adequately compensate VCM for its respective damages incurred and are not intended to constitute any form of penalty.

(h)With respect to any termination of this Agreement occurring during a Rollover Period, a Company shall not be obligated to pay to VCM any amounts pursuant to this Agreement other than fees and out-of-pocket expenses in accordance with Section 5(c) of this Agreement.

6.Standard of Care; Uncontrollable Events; Limitation of Liability

VCM shall use reasonable professional diligence in the performance of Services but shall not be liable to a Company for any action taken or omitted by it in the absence of bad faith, willful misfeasance, negligence or reckless disregard by it of its obligations and duties. The duties of VCM shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against VCM hereunder.

VCM shall maintain adequate and reliable computer and other equipment necessary or appropriate to carry out its obligations under this Agreement. Upon a Company’s reasonable request, VCM shall provide supplemental information concerning the aspects of its disaster recovery and business continuity plan that are relevant to the Services. Notwithstanding the foregoing or any other provision of this Agreement, VCM does not assume any responsibility hereunder, and shall not be liable for, any damage, loss of data, delay or any other loss whatsoever caused by events beyond its reasonable control. Events beyond VCM’s reasonable control include, without limitation, force majeure events. Force majeure events include natural disasters, actions or decrees of governmental bodies, and communication lines failures that are not the fault of either party. In the event of force majeure, computer or other equipment failures or other events beyond its reasonable control, VCM shall follow applicable procedures in its disaster recovery and business continuity plan and use all commercially reasonable efforts to minimize any service interruption or damages to the Companies.

VCM shall provide a Company, at such times as a Company may reasonably request, copies of reports rendered by independent public accounting firms on its Agent’s internal controls and procedures relating to the Services.

NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL VCM, ITS AFFILIATES OR ANY OF ITS OR THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR SUBCONTRACTORS BE LIABLE FOR

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EXEMPLARY, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES, OR LOST PROFITS, EACH OF WHICH IS HEREBY EXCLUDED BY AGREEMENT OF THE PARTIES REGARDLESS OF WHETHER SUCH DAMAGES WERE FORESEEABLE OR WHETHER A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

NOTHING IN THIS AGREEMENT SHALL IN ANY WAY CONSTITUTE A WAIVER OR LIMITATION OF ANY RIGHTS THAT THE TRUST MAY HAVE UNDER FEDERAL SECURITIES LAWS.

7.Legal Advice

VCM may rely on written advice provided by Fund Counsel or other expert authorized in writing by a Company, provided that Fund Counsel is not obligated to provide advice to VCM for any reason or for no reason. In no event shall VCM be liable to a Company or any Fund or any shareholder or beneficial owner of a Company for any action reasonably taken pursuant to written advice provided by an expert explicitly authorized by a Company.

As to the Services, this Agreement sets forth the terms and conditions under which the Services are to be performed (except with respect to the fees payable for services not described in Schedules A and B).

8.Instructions / Certain Procedures, etc.

VCM shall be protected in acting upon any document that it reasonably believes to be genuine and to have been signed or presented by a duly authorized person on behalf of the Company. Unless VCM is otherwise aware of such change of authority, VCM will not be held to have notice of any change of authority of any officers, employees or agents of a Company until receipt of actual notice thereof from the Company.

In performing the Services, VCM may rely conclusively upon the terms of the Prospectuses and SAIs relating to the relevant Companies and Funds, as well as the minutes of Board meetings (if applicable) and other records of a Company. VCM shall be protected in acting upon any document which it reasonably believes to be genuine and to have been signed or presented by the proper person or persons, excluding VCM employees.

9.Indemnification

Each Company agrees to indemnify and hold harmless VCM, and its employees, agents, directors, officers and nominees from and against any claims, demands, actions, suits, judgments, liabilities, losses, damages, costs, charges, counsel fees and other expenses including reasonable investigation expenses (collectively, “Losses”) resulting directly and proximately from VCM’s performance of the Services or based, if applicable, upon its reasonable reliance on information, records, instructions or requests pertaining to the Services, that are given or made to it by such Company, or other authorized agents of such Company with which VCM must interface in providing the Services; provided that this indemnification shall not apply to any Losses resulting

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from any actions or omissions of VCM involving bad faith, willful misfeasance, negligence or reckless disregard by it of its obligations and duties.

VCM shall indemnify, defend, and hold each Company, and its Trustees or Directors, officers, agents and nominees harmless from and against Losses resulting directly and proximately from VCM’s willful misfeasance, bad faith or negligence in the performance of, or the reckless disregard of, its duties or obligations hereunder.

Notwithstanding anything in this Agreement to the contrary, under no circumstances will VCM be obligated to indemnify a Company for or be liable to a Company for any Losses arising from or attributable to a Company’s failure or refusal, for any or no reason, to act or refrain from acting in accordance with or to follow VCM’s advice, recommendation or direction with respect to any one or all of the Services, including, without limitation, the Services provided for in Section 17, below.

The indemnification rights hereunder shall include the right to reasonable advances of defense expenses in the event of any pending or threatened litigation with respect to which indemnification hereunder may ultimately be merited provided that any such advanced expenses shall be reimbursed by the indemnified party if an ultimate determination is made on the merits by a court or other tribunal of competent jurisdiction that the indemnified party is not entitled to indemnification hereunder. In order that the indemnification provisions contained herein shall apply, however, it is understood that if in any case a party may be asked to indemnify or hold the other party harmless, the indemnified party will use all reasonable care to identify and notify the indemnifying party promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the indemnifying party together with all facts pertinent to the situation, but failure to do so in good faith shall not affect the rights hereunder except to the extent the indemnifying party is materially prejudiced thereby. As to any matter eligible for indemnification, an indemnified party shall act reasonably and in accordance with good faith business judgment and shall not effect any settlement or confess judgment without the consent of the indemnifying party, which consent shall not be withheld or delayed unreasonably.

The indemnifying party shall be entitled to participate at its own expense or, if it so elects, to assume the defense of any suit brought to enforce any claims subject to this indemnity provision. If the indemnifying party elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by it and reasonably satisfactory to the indemnified party, whose approval shall not be withheld or delayed unreasonably. In the event that the indemnifying party elects to assume the defense of any suit and retain counsel, the indemnified party shall bear the fees and expenses of any additional counsel retained by it. An indemnifying party shall not effect any settlement without the consent of the indemnified party (which shall not be withheld or delayed unreasonably by the indemnified party) unless such settlement imposes no liability, responsibility or other obligation upon the indemnified party and does not express, imply or impute fault to the indemnified party. If the indemnifying party does not elect to assume the defense of suit, it will reimburse the indemnified party for the reasonable fees and expenses of any counsel retained by the indemnified party. The indemnity and defense provisions set forth herein shall indefinitely survive the termination of this Agreement.

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10.Record Retention and Confidentiality

VCM shall keep and maintain all books and records that are customary or that are required to be kept in connection with the Services pursuant to applicable statutes, rules and regulations, including, without limitation, Rules 31a-1 and 31a-2 under the 1940 Act. VCM further agrees that all such books and records shall be the property of a Company. VCM shall surrender such documents promptly to the Company on request, and made available for inspection by the Company, or by the Securities and Exchange Commission (the “SEC”) upon demand.

VCM shall otherwise keep confidential all books and records relating to each Company and its shareholders, except when (i) disclosure is required by law, (ii) VCM is advised by counsel that it may incur liability for failure to make a disclosure, (iii) VCM is requested to divulge such information by a court, governmental agency or entity or by a self-regulatory organization registered under the Securities Exchange Act of 1934, as amended, or (iv) as requested or authorized by the Company (including pursuant to its policies and procedures). VCM shall provide the Company with reasonable advance notice of disclosure pursuant to items (i) – (iii) of the previous sentence, to the extent reasonably practicable.

11.Return of Records

VCM, shall promptly upon a Company’s demand, turn over to a Company and cease to retain the files, records and documents created and maintained by it pursuant to this Agreement that are no longer needed by it in the performance of the Services or for its legal protection.

12.Representations and Warranties of each Company Each Trust represents and warrants to VCM that:

(a)The Company is a trust or corporation duly organized and validly existing under the laws of its state of organization, and has full capacity and authority to enter into this Agreement and to carry out its obligations hereunder;

(b)It has all necessary authorizations, licenses and permits to carry out its business as currently conducted;

(c)It is in compliance in all material respects with all laws and regulations applicable to its business and operations; and

(d)This Agreement has been duly authorized by the Company and, when executed and delivered by the Company, will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the right and remedies of creditors and secured parties.

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13.Representations and Warranties of VCM VCM represents and warrants to each Company that:

(a)It is a corporation duly incorporated and validly existing under the laws of the state of its organization, and has full capacity and authority to enter into this Agreement and to carry out its obligations hereunder;

(b)It has all necessary authorizations, licenses and permits to carry out its business as currently conducted;

(c)It is, and shall continue to be, in compliance in all material respects with all provisions of law applicable to it in connection with the Services;

(d)The various procedures and systems that it has implemented with regard to safekeeping from loss or damage attributable to fire, theft or any other cause of the blank checks, records, and other data and its~~’~~ equipment, facilities, and other property used in the performance of its obligations hereunder are reasonable and adequate and that it will make such changes therein from time to time as are reasonably required for the secure performance of its obligations hereunder;

(e)This Agreement has been duly authorized by it and, when executed and delivered by it, will constitute a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the right and remedies of creditors and secured parties; and

(f)It will maintain or hire an Agent with sufficient and experienced personnel and an adequate infrastructure to enable it to perform the Services.

EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, ALL REPRESENTATIONS AND WARRANTIES, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES REGARDING QUALITY, SUITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE (IRRESPECTIVE OF ANY COURSE OF DEALING, CUSTOM OR USAGE OF TRADE) CONCERNING THE SERVICES OR ANY GOODS PROVIDED INCIDENTAL TO THE SERVICES ARE COMPLETELY DISCLAIMED.

14.Insurance

VCM shall maintain a fidelity bond covering larceny and embezzlement and an insurance policy with respect to directors and officers errors and omissions coverage, in amounts that are appropriate in light of its duties and responsibilities hereunder. Upon the request of a Company, VCM shall provide evidence that coverage is in place. VCM shall notify each Company should its insurance coverage with respect to professional liability or errors and omissions coverage be reduced or canceled. Such notification shall include the date of cancellation or reduction and the reasons therefore. VCM shall notify each Company promptly of any material claims against it

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with respect to the Services, whether or not they may be covered by insurance, and shall notify each Company promptly should the total outstanding claims made by VCM under its insurance coverage materially impair, or threaten to materially impair, the adequacy of its coverage.

15.Information to be Furnished by each Company

(a)Each Company will furnish to VCM the following upon request:

(i)A copy of its Trust Instrument or Articles of Incorporation, as applicable, and any amendments thereto;

(ii)A copy its By-laws and any amendments thereto;

(iii)A certified list of all officers of the Company and its Funds, as applicable, including the Company’s AML Compliance Officer (as defined in section 17(c) of this Agreement), and any other persons together with specimen signatures of those officers and other persons who (except as otherwise provided herein to the contrary) shall be authorized to instruct VCM in all matters. Any delay in delivery of this list shall not relieve VCM of any actual knowledge it may possess of any change in authority of persons authorized to provide instructions to VCM;

(iv)A copy of its anti-money laundering program, including any related policies and procedures (“AML Program”);

(v)Its most recent Post-Effective Amendment to its Registration Statement under the Securities Act of 1933, as amended (the “1933 Act”), and under the 1940 Act, on Form N-1A as filed with the SEC relating to the Shares and any further amendment thereto;

(vi)Notification of registration of under the 1940 Act on Form N-8A as filed with the SEC;

(vii)Prospectuses and SAIs of the Company or with respect to its Funds (such prospectuses and SAIs, as presently in effect and as they shall from time to time be amended and supplemented, herein called individually, the “Prospectus” and collectively, the “Prospectuses”); and

(viii)Its disclosure and control procedures (the “Company’s DCPs”).

(b)Each Company shall furnish VCM written copies of any amendments to, or changes in, any of the items referred to in Section 15(a) hereof, forthwith upon such amendments or changes becoming effective. In addition, each Company agrees that no amendments will be made to the AML Program or the Company’s DCPs that might have the effect of changing the procedures employed by VCM in providing the Services or that might affect the duties of VCM hereunder, unless the Company first obtains VCM’s

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approval of such amendments or changes, which approval shall not be withheld unreasonably.

(c)VCM may rely on all documents furnished to it by a Company and its agents in connection with the Services, including any amendments to or changes in any of the items to be provided by a Company pursuant to Section 15(a), and shall be entitled to indemnification in accordance with Section 9 above with regard to such reliance.

(d)Each Company represents and warrants that (A) the provision of certain officers of the Company by VCM, as provided in Section 17 of this Agreement, has been approved by the Board of the Company, and (B) each of the individuals nominated by VCM as the Company’s AML Compliance Officer or Financial Officer has been approved and appointed as an officer of the Company by the Board of the Company.

(e)VCM shall be deemed to have received any document with respect to a Company that is filed with the SEC and available on EDGAR, unless a Company files such document without VCM’s knowledge.

16.Information Furnished by VCM

VCM will furnish to each Company upon request, evidence of the approval of this Agreement by VCM, and authorization of a specified officer of VCM to execute and deliver this Agreement.

17.Compliance with Laws; Provision of Executive Officers

(a)Prospectus and Public Offering. Except for information VCM is obligated to keep pursuant to Section 10 hereof and in connection with its role as each Company’s investment adviser, and as specifically provided in the schedules hereto, each Company assumes full responsibility for the preparation, contents, and distribution of each Prospectus of such Company in compliance with all applicable requirements of the 1933 Act, the 1940 Act, and any other laws, rules and regulations of governmental authorities having jurisdiction. VCM shall have no obligation under this Agreement to take cognizance hereunder of laws relating to the sale of a Company’s shares except to the extent that VCM receives payments from such Company pursuant to Rule 12b-1. The Company represents and warrants that all shares of a Company that are offered to the public are covered by an effective registration statement under the 1933 Act.

(b)Anti-Money Laundering. Both VCM and each Company acknowledge that they are financial institutions subject to the law entitled Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (“U.S.A. Patriot”) Act of 2001 and the Bank Secrecy

Act and shall comply with the such Acts and applicable regulations adopted

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thereunder (such Acts and regulations collectively, the “Applicable AML Laws”) in all relevant respects, unless exempted in part or whole thereunder.

(c)Provision of AML Compliance Officer. Subject to the provisions set forth in Section 17(b) above, this Section 17(c), and Section 17(e) below, VCM agrees to make available to each Company a person to serve as the Company’s AML Compliance Officer (“AML Compliance Officer”). VCM’s obligation in this regard shall be met by providing an appropriately qualified employee or agent of VCM (or its affiliates) who, in the exercise of his or her duties to the Company shall act in good faith and in a manner reasonably believed by him or her to be in the best interests of the Company. Subject to each Company’s cooperation in implementing and complying with its AML Program, the AML Compliance Officer will assist each Company in operating its AML Program, and shall perform the duties assigned to the AML Compliance Officer which are set forth in the AML Program.

Each Company shall provide copies of all books and records of such Company, as the AML Compliance Officer deems necessary or desirable in order to carry out his or her duties hereunder on behalf of the Company. Each party agrees to provide promptly to the other party (and to the AML Compliance Officer), upon request, copies of such other records and documentation relating to the compliance by such party with Applicable AML Laws (in relation to such Company), and each party also agrees otherwise to assist the other party (and the AML Compliance Officer) in complying with the requirements of the AML Program and Applicable AML Laws.

Each party agrees to retain a copy of all documents and records prepared, maintained or obtained by it relating to shareholders and transactions for a period of at least five (5) years after either the relationship with the shareholder has ended or the execution of the transaction. The foregoing is not intended to limit any obligation to retain any specified records for any other period that may be specified in the AML Program or under Applicable AML Laws.

(d)Provision of Certifying Officer

Subject to the provisions of this Section 17(d) and Section 17(e) below, VCM shall make (i) a VCM employee or an agent of VCM available to each Company to serve, upon designation as such by the Board, as the Chief Financial Officer of the Company or under such other title to perform similar functions and (ii) a VCM employee to serve, upon designation as such by the Board, as the President of each Company or under such other title to perform similar functions (each, (a “Certifying Officer”). VCM’s obligation in this regard shall be met by providing an appropriately qualified employee or agent of VCM (or its affiliates) who, in the exercise of his or her duties to each Company, shall act in good faith and in a manner reasonably believed by him

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or her to be in the best interests of the Company. Subject to Board approval, VCM shall select, and may replace, the specific employee or agent that it makes available to serve in the designated capacity as a Certifying Officer, in VCM’s reasonable discretion, taking into account such person’s responsibilities concerning, and familiarity with, each Company’s operations.

For so long as VCM provides a Certifying Officer, (a) there shall be a DCP Committee (as defined below), and (b) a Company’s DCPs shall contain (or a Company and VCM shall otherwise establish) mutually agreeable procedures governing the certification of Form N-CSR and any other forms required to be certified pursuant to Sections 302 or 906 of the Sarbanes-Oxley Act of 2002, Rule 30a-2 under the 1940 Act, or any other related law or regulation (collectively, “SO Laws” and such forms, collectively, “Reports”), and the parties shall comply with such procedures in all material respects. Among other things, the procedures shall provide as follows:

i.VCM shall establish and maintain a Disclosure Controls and

Procedures Committee (the “DCP Committee”) to evaluate a Company’s DCPs in accordance with Rule 30a-3 under the 1940 Act. The DCP Committee shall include (at a minimum) a Company’s

President, Chief Financial Officer, and Chief Compliance Officer and such other individuals as may be necessary or appropriate to enable the DCP Committee to ensure the cooperation of, and to oversee, each

Company’s agents that records, processes, summarizes, or reports information contained in Company Reports (or any information from which such information is derived), including the Company’s or Funds’ investment advisers, custodians, and other service providers to each

Company or any Fund (“Other Providers”). VCM may from time to time request appropriate approvals from the Board with respect to the DCP Committee and each Company’s DCP’s.

ii.Each Company shall require: (A) that sub-certifications on internal controls, upon which the Certifying Officers may rely in certifying Reports, be provided by Other Providers in form and content reasonably acceptable to the Certifying Officers and consistent with the SO Laws; and (B) that such sub-certifications are delivered to the DCP Committee and the Certifying Officers sufficiently in advance of the DCP Committee meeting described in (iii) below. VCM shall obtain such sub-certifications from such Other Providers.

iii.The DCP Committee shall (A) establish a schedule to ensure that all required disclosures in any Report, including the financial statements, for each Company are identified and prepared in a timeframe sufficient to allow review, (B) meet prior to the filing date of each Report to review the accuracy and completeness of the relevant Report, and (C)

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record its considerations and conclusions in a written memorandum sufficient to support conclusions pertaining to each Company’s DCPs as required by the instructions to Form N-CSR. In conducting its review and evaluations, the DCP Committee shall:

A. review SAS 70 reports pertaining to VCM and Other Providers, if applicable, or in the absence of any such reports, consider the adequacy of the sub-certifications supplied by the service provider. In cases where the SAS 70 report is dated more than 90 days prior to the issuance of a Report, the DCP Committee shall request a written representation from the service provider regarding the continued application and effectiveness of internal controls described in the report, or descriptions of any changes in internal control structure, as of the date of the representation;

B. consider whether there are any significant deficiencies or material weaknesses in the design or operation of each Company’s DCPs or internal controls over financial reporting that could adversely affect each Company’s ability to record, process, summarize, and report financial information, and in the event that any such weaknesses or deficiencies are identified, disclose them to each Company’s Certifying Officers, Audit Committee, and independent registered public accounting firm;

C. consider whether, to the knowledge of any member of the DCP Committee, there has been or may have been any fraud, whether or not material, and, if so, disclose to the Certifying Officers, and each Company’s Audit Committee and independent registered public accounting firm; and

D. determine whether there was any change in internal controls over financial reporting that occurred during each Company’s second quarter of the period covered by the Report for Reports on Form N-CSR that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

A Certifying Officer shall have the full discretion to decline to certify a particular Report that fails to meet the standards set forth in the Certification, and to report matters involving fraud or other failures to meet the standards of applicable law to the audit committee of the Boards.

Each Company shall, in its own capacity, take all reasonably necessary and appropriate measures to comply with its obligations under SO Laws. Without limitation of the foregoing, except for those obligations which are expressly delegated to or assumed by VCM in this Agreement, each Company shall support

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and facilitate the role of each Certifying Officer and the DCP Committee in, designing and maintaining the Company’s DCPs in accordance with applicable laws.

(e)Additional Provisions Concerning Executive Officers. It is mutually agreed and acknowledged by the parties that any Certifying Officers provided by VCM under the provisions of this Section 17 will be executive officers of each Company (“Executive Officers”). In addition, the parties agree that an

AML Compliance Officer provided by VCM shall be considered an Executive Officer of each Company for purposes of this Section 17(e). The provisions of Sections 17(c) - (d) are subject to the internal policies of VCM concerning the activities of its employees and their service as officers of the Companies

(the “VCM Policies”), a copy of which shall be provided to each Company upon request. VCM shall also provide to each Company any amendments or changes to the VCM Policies, and each Company will not be bound by any amendments or changes to the VCM Policies that materially change a

Company’s obligations under this Agreement unless the Company gives its prior approval of such amendments or changes.

Each Company’s governing documents (including its Trust Instrument or Articles of Incorporation and By-Laws) shall contain, or the Boards may adopt resolutions containing, mandatory indemnification provisions that are applicable to each Executive Officer, that are designed and intended to have the effect of fully indemnifying him or her and holding him or her harmless with respect to any claims, liabilities and costs arising out of or relating to his or her service in good faith in a manner reasonably believed to be in the best interests of the Company, except to the extent he or she would otherwise be liable to the Company by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

Each Company shall provide coverage to each Executive Officer under its directors and officers liability policy that is appropriate to the Executive Officer’s role and title, and consistent with coverage applicable to other officers holding positions of executive management.

In appropriate circumstances, each Executive Officer shall have the discretion to resign from his or her position, in the event that he or she reasonably determines that there has been or is likely to be (a) a material deviation from the VCM Policies; (b) a violation of SO Laws, Applicable AML Laws, or federal or state securities laws and regulations applicable to the Company (“Applicable Securities Laws”), or (c) a material deviation by the Company from the terms of this Agreement governing the services of such Executive Officer that (in either case) is not primarily caused by the failure of such Executive Officer or VCM to meet their own obligations under applicable

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laws and this Agreement. In addition, each Executive Officer shall have reasonable discretion to resign from his or her position in the event that he or she determines that he or she has not received sufficient cooperation from a Company or its Other Providers to make an informed determination regarding any of the matters listed above.

Each Executive Officer may, and a Company shall, promptly notify VCM of any issue, matter or event that would be reasonably likely to result in any claim by the Company, the Company’s shareholders or any third party which involves an allegation that any Executive Officer failed to exercise his or her obligations to the Company in a manner consistent with applicable laws (including but not limited to any claim that a Report failed to meet the standards of SO Laws and other applicable laws).

Notwithstanding any provision of the Agreement that expressly or by implication provides to the contrary, (a) it is expressly agreed and acknowledged that VCM cannot ensure that each Company complies with Applicable AML Laws, the Applicable Securities Laws or SO Laws, and (b) whenever an employee or agent of VCM serves as an Executive Officer of a Company, as long as such Executive Officer acts in good faith and in a manner reasonably believed to be in the best interests of the Company (and would not otherwise be liable to the Company by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office), the Company shall indemnify the Executive Officer and VCM and hold the Executive Officer and VCM harmless from any loss, liability, expenses (including reasonable attorneys fees) and damages incurred by them arising out of or resulting to the service of such Employee/Executive Officer as an Executive Officer of the Company.

It is understood by the parties to this Agreement that the federal securities laws impose liabilities under certain circumstances on persons who act in good faith, and therefore nothing herein shall in any way constitute a waiver or limitation of any rights, or responsibilities that either party may have under federal securities laws.

18.Notices

Any notice provided hereunder shall be sufficiently given when sent by registered or certified mail to the party required to be served with such notice at the following address: if to VCM, to it at Victory Capital Management Inc., 15935 La Cantera Pkwy, San Antonio, TX 78256 Attn: General Legal Counsel; if to a Company, to the name of the Company, 15935 La Cantera Pkwy, San Antonio, TX 78256, Attn: President with a copy to Jay G. Baris and Matthew Kutner, Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019; or at such other address as such party may from time to time specify in writing to the other party pursuant to this Section.

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19.Assignment

This Agreement and the rights and duties hereunder shall not be assignable by any of the parties hereto except by the specific written consent of the other party. This Section 19 shall not limit or in any way affect VCM’s right to appoint an agent pursuant to Section 2 hereof. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

20.Governing Law

This Agreement shall be governed by and provisions shall be construed in accordance with the laws of the State of New York and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

21.Activities of VCM

The Services are not to be deemed to be exclusive. VCM is free to render such Services to others and to have other businesses and interests. It is understood that Trustees and Directors, officers, employees and Shareholders of the Companies are or may be or become interested in VCM, as officers, employees or otherwise and that partners, officers and employees of VCM and its counsel are or may be or become similarly interested in the Companies, and that VCM may be or become interested in the Companies as a Shareholder or otherwise.

22.Privacy

Nonpublic personal financial information relating to consumers or customers of the Companies provided by, or at the direction of the Company to VCM, or collected or retained by VCM in the course of performing its duties under this Agreement, shall be considered confidential information. VCM shall not give, sell or in any way transfer such confidential information to any person or entity, other than affiliates of VCM involved in servicing the Companies or the Funds except at the direction of the Companies or the Funds or as required or permitted by law. VCM represents, warrants and agrees that it has in place and will maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of records and information relating to consumers or customers of the Companies or Funds. Each Company represents to VCM that such Company has adopted a statement of its privacy policies and practices as required by the SEC’s Regulation S-P and agrees to provide VCM with a copy of that statement annually.

23.Miscellaneous

(a)Paragraph headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

(b)This Agreement constitutes the complete agreement of the parties hereto as to the subject matter covered by this Agreement, and supersedes all prior

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negotiations, understandings and agreements bearing upon the subject matter covered herein.

(c)This Agreement may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

(d)No provision of this Agreement may be changed, waived, discharged or terminated, except by an instrument in writing signed by the parties to this Agreement. For special cases, the parties hereto may amend such procedures set forth herein as may be appropriate or practical under the circumstances, and VCM may conclusively assume that any special procedure that has been approved by a Company does not conflict with or violate any requirements of its Trust Instrument or Articles of Incorporation or then-current Prospectuses, or any rule, regulation or requirement of any regulatory body. In addition, each Company agrees that no amendments will be made to the Prospectuses, SAI, the AML Program, or each Company’s DCPs that might have the effect of changing the procedures employed by VCM in providing the Services or that might affect the duties of VCM hereunder unless the Company first obtains VCM’s approval of such amendments or changes, which approval shall not be withheld unreasonably.

(e)It is expressly agreed that the obligations of each Company in this Agreement shall not be binding upon any of the Trustees or Directors, shareholders, nominees, officers, agents or employees of the Company personally, but shall bind only the trust property of the Company. The execution and delivery of this Agreement by each Company have been authorized by the Board of the Company, and this Agreement has been signed and delivered by an authorized officer of each Company, acting on behalf of that Company, and neither such authorization by the Boards nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall, with respect to obligations in this Agreement of each Company that is a statutory trust, bind only the trust property of that Company as provided in the Certificate of Trust.

(f)If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

(g)The names “Victory Portfolios IV” and “Trustees of Victory Portfolios IV” refer respectively to the Company created and the Trustees, as trustees but not individually or personally, acting from time to time under a Certificate of Trust filed on October 21, 2024 at the office of the Secretary of State of

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the State of Delaware, which is hereby referred to, and is also on file at the principal office of such Company.

(h)The names “Victory Variable Insurance Funds II” and “Trustees of Victory Variable Insurance Funds II” refer respectively to the Company created and the Trustees, as trustees but not individually or personally, acting from time to time under a Certificate of Trust filed on October 21, 2024 at the office of the Secretary of State of the State of Delaware, which is hereby referred to, and is also on file at the principal office of such Company.

(i)Every reference to a Company or a Fund will be deemed a reference solely to the particular Company or Fund (as set forth in Schedule D, as may be amended from time to time). Under no circumstances shall the rights, obligations or remedies with respect to a particular Company or Fund constitute a right, obligation or remedy applicable to any other Company or Fund. In particular, and without otherwise limiting the scope of this paragraph, VCM shall not have any right to set off claims of a Company or a Fund by applying property of any other Company or Fund.

24.Rights of Ownership

All computer programs, systems and procedures employed or developed by VCM, or on behalf of VCM by system providers or vendors used by VCM, to perform the Services are the property of VCM. All records and other data maintained hereunder, excepting such computer programs, systems and procedures, are the exclusive property of each Company. All such records and other data that is the property of a Company shall be furnished to the Company in appropriate form as soon as practicable after termination of this Agreement with respect to such Company for any reason.

25.Each Company shall be deemed to have entered into this Agreement severally and not jointly, and the provisions of this Agreement shall be construed accordingly. Under no circumstances shall the rights, obligations or remedies hereunder with respect to a particular Company constitute a right, obligation or remedy applicable to the other Company.

26.VCM shall develop policies and procedures to identify potential conflicts of interest that may affect the delivery of the Services to the Companies and the Funds. At a minimum, the policies and procedures shall provide that VCM shall communicate to the Boards material conflicts of interest and potential conflicts of interest of which it is aware. In addition to any information that the Boards may reasonably request, VCM shall provide to the Boards all information that the Boards, in consultation with counsel, reasonably would consider material to a Board’s evaluation of the Services provided under this agreement, except where provision of such information is prohibited by law or contract.

27.VCM shall perform the Services in accordance with the standards set forth in Schedule E. Additional standards that the parties mutual agree upon may be added at any time. For

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the avoidance of doubt, the standards set forth in Schedule E are intended by the parties to help ensure service quality and the termination provision set forth in Schedule E shall be the Companies’ sole remedy for a failure to meet the service standards unless such failure is also an independent breach by VCM of its standard of care as described in Section 6.

*	*	*	*	*

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

VICTORY CAPITAL MANAGEMENT INC.

By: /s/ Michael D. Policarpo II

Name: Michael D. Policarpo II

Title: President, Chief Financial Officer and Chief Administrative Officer

VICTORY PORTFOLIOS IV,

on behalf of its Funds, individually and not jointly

By: /s/ Thomas Dusenberry

Name: Thomas Dusenberry

Title: President

VICTORY VARIABLE INSURANCE FUNDS II, on behalf of its Funds, individually and not jointly

By: /s/ Thomas Dusenberry

Name: Thomas Dusenberry

Title: President

PIONEER DIVERSIFIED HIGH INCOME FUND, INC.

By: /s/ Thomas Dusenberry

Name: Thomas Dusenberry

Title: President

PIONEER FLOATING RATE FUND, INC.

By: /s/ Thomas Dusenberry

Name: Thomas Dusenberry

Title: President

[Signature Page to Administration and Fund Accounting Agreement]

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PIONEER HIGH INCOME FUND, INC.

By: /s/ Thomas Dusenberry

Name: Thomas Dusenberry

Title: President

PIONEER MUNICIPAL HIGH INCOME FUND, INC.

By: /s/ Thomas Dusenberry

Name: Thomas Dusenberry

Title: President

PIONEER MUNICIPAL HIGH INCOME ADVANTAGE FUND, INC.

By: /s/ Thomas Dusenberry

Name: Thomas Dusenberry

Title: President

PIONEER MUNICIPAL HIGH INCOME OPPORTUNITIES FUND, INC.

By: /s/ Thomas Dusenberry

Name: Thomas Dusenberry

Title: President

PIONEER ILS INTERVAL FUND

By: /s/ Thomas Dusenberry

Name: Thomas Dusenberry

Title: President

[Signature Page to Administration and Fund Accounting Agreement]

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SCHEDULE A

TO THE ADMINISTRATION AND FUND ACCOUNTING AGREEMENT

VCM will provide, or oversee the provision of, all administrative services required for the operation of the business and affairs of each Company, other than any additional service not set forth in this Agreement which a Company requests VCM to provide and which VCM declines to provide in writing. Subject to the foregoing, VCM’s responsibilities include, but are not limited to, the following services:

1.Calculating contractual Company and Fund expenses and make and control all disbursements for each Company and Fund, subject to review and approval of an officer of the applicable Company or other authorized person, including administration of trustee/director and vendor fees and compensation on behalf of the applicable Company and Fund;

2.Calculating all capital gain and distribution information relating to the Funds and their shareholders of record (“Shareholders”);

3.Preparing such reports, applications and documents (including reports regarding the sale and redemption of shares in each Company, including with respect to the periodic redemption of shares by any interval Company (“Shares”) as may be required in order to comply with Federal and state securities laws) as may be necessary or desirable to register the Shares with state securities authorities, monitor the sale of Shares for compliance with state securities laws, and file with the appropriate state securities authorities the registration statements and reports for each Company and the Shares and all amendments thereto, as may be necessary or convenient to register and keep effective the registration of each Company and the Shares with state securities authorities to enable each Company to make acontinuous offering of its Shares;

4.Preparing drafts of the annual report to Shareholders and semi-annual report to Shareholders (including, without limitation, financial statements) for each Fund; prepare and file the final certified versions thereof on Form N-CSR; prepare and file each Company’s Form N-CEN; and file all required notices pursuant to Rule 24f-2;

5.Typesetting services for annual and semi-annual reports for each Fund, including the review and sign-off of typeset reports, and the delivery of typeset reports to the designated financial printer.

6.Coordinating with each Company’s transfer agent with respect to the payment ofdividends and other distributions to Shareholders;

7.Calculating performance data of the Funds for dissemination to information services covering the investment company industry;

8.Preparing and filing each Company’s tax returns, including federal, state, local and excise tax returns, issue all tax-related information to Shareholders, including IRS Form-1099 and

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other applicable tax forms;

9.Making available appropriate individuals to serve as officers of each Company (to serve only ministerial or administrative capacities relevant to the Services, except as otherwise provided in this Agreement) upon designation as such by the Boards, including a Treasurer and Anti-Money Laundering Compliance Officer and Identity Theft Officer;

10.Assisting with the design, development, and operation of the Funds, including new classes, investment objectives, policies and structure, Fund reorganizations and mergers, Fund liquidations and the establishment of new Funds;

11.Monitoring and advising each Company and its Funds on their regulated investment company statusunder the Internal Revenue Code of 1986, as amended (the “IRC”). In connection with the foregoing,periodically reviewing and determining distributions to be paid to Shareholders pursuant to Subchapter M requirements, preparation and distribution of quarterly reminder letters related to such status, and preparation of quarterly compliance checklist for use by investment adviser(s) if requested;

12.Assisting each Company in developing portfolio compliance procedures for each Fund;

13.Performing daily compliance testing to monitor the adequacy of securities earmarked as collateral for portfolio securities per instructions from the investment adviser to the applicable Fund;

14.Providing daily and periodic compliance monitoring services with respect to the Company’s procedures, which will include, among other matters, compliance with investment restrictions imposed by the 1940 Act, each Fund’s investment objective, defined investment policies, and restrictions, tax diversification and other appliable regulations under the IRC, and distribution and income requirements, provided such are determinable based upon the Fund’s accounting records. In connection with the foregoing, reviewing quarterly compliance reports that are prepared by the Fund’s investment adviser(s), and notification of appropriate Company officers and the Fund’s investment adviser(s) of mark-to-market issues pursuant to Board-approved procedures. VCM will also provide the Boards with reports summarizing its compliance reviews

15.Reporting to the Boards regarding amounts paid under Shareholder Service Agreements and the nature of services provided by the Shareholder Service Agents thereunder and maintenance of appropriate records in connection with the foregoing;

16.Providing assistance and guidance to each Company with respect to matters governed by or related to regulatory requirements and developments including: monitoring regulatory and legislative developments that may affect the Companies and assisting in strategic planning in response;

17.Providing appropriate assistance with respect to audits conducted by the Funds’ independent A-2

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auditor, including compiling data and other information as necessary;

18.Furnishing advice and recommendations with respect to other aspects of the business and affairs of the Funds as the Company shall request and the parties shall agree in writing;

19.Preparing quarterly brokerage allocation compliance checklist and supporting documentation for use by investment adviser(s), as requested;

20.Maintaining corporate records on behalf of each Company, including, but not limited to, minute books, the governing documents and By-Laws;

21.Assisting each Company in connection with its obligations under Sections 302 or 906 of the Sarbanes-Oxley Act of 2002, Rule 30a-2 under the 1940 Act, or any other related law or regulation (“SO Laws”), internally establishing and maintaining its own controls and procedures (“VCM internal controls”) designed to ensure that information recorded, processed, summarized, or reported by VCM on behalf of each Company and included in Reports is (a) recorded, processed, summarized, and reported by VCM within the time periods specified in the SEC’s rules and forms and each Company’s DCPs, and (b) communicated to the relevant Certifying Officers consistent with each Company’s DCPs.

Solely for the purpose of providing any Certifying Officer with a basis for certification, VCM will (i) provide a sub-certification with respect to the Services during any fiscal period in which VCM served as financial administrator to each Company consistent with the requirements of the certification required under SO Laws and/or (ii) inform the Certifying Officers of any reason why all or part of such certification would be inaccurate. In rendering any such sub-certification, VCM may (a) limit its representationsto information prepared, processed and reported by VCM; (b) rely upon and assume the accuracy of the information provided by officers and other authorized agents of each Company, including all other service providers to each Company, and compliance by such officers and agents with each Company’s DCPs; and (c) assume that the Company has selected the appropriate accounting policies for the Fund(s).

Each Company shall assist and cooperate with VCM (and shall cause its officers, and other service providers to assist and cooperate with VCM) to facilitate the delivery of information requested by VCM in connection with the preparation of a Company’s Form N-CSR (and such other reports designated by the SEC in the future), including Company financial statements, so that VCM may submit a draft report as to each Company’s Disclosure Controls and Procedures Committee (“Fund DCP Committee”) prior to the date the relevant report is to be filed.

The Certifying Officers and the Chief Compliance Officer of each Company shall be deemed to constitute the Fund DCP Committee in cases in which no other Fund DCP Committee has been designated or is operative. In connection with its review and evaluations, the Fund DCP Committee shall establish a schedule to ensure that all required disclosures in Form N-CSR and in the financial statements for each Fund are identified and

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prepared in a timeframe sufficient to allow review by the Fund DCP Committee at least 10 days priorto the date the relevant report is to be filed. At the request of a Company or its Certifying Officers, VCM shall provide reasonable administrative assistance to such Company in connection with obtaining service provider sub-certifications, SSAE-16/SOC 1 reports on internal controls, and any applicable representations to bring such certifications current to the end of the reporting period, and in preparing summaries of issues raised in such documents. VCM shall provide all administrative services that are necessary and appropriate for each Company to comply with its obligations under SO Laws. Each Company shall support and facilitate the role of each Certifying Officer and the Fund DCP Committee in, designing and maintaining each Company’s DCPs in accordance with applicable laws, including (a) ensuring that the Fund DCP Committee and/or Certifying Officers obtain and review sub-certifications and reports on internal controls from each Company’s investment adviser(s) and other service providers, if any, sufficiently in advance of the date upon which the relevant financial statements must be finalized by VCM (in order to print, distribute and/or file the same hereunder), (b) evaluation of the effectiveness of the design and operation of each Company’s DCPs, under the supervision, and with the participationof, the Certifying Officers, within the requisite timeframe prior to the filing of each Report, and (c) ensuring that its Certifying Officers render the requisite certifications or take such other actions as may be permitted or required under applicable laws;

22.Preparing and filing holdings reports with the SEC, including, but not limited to, reports on Form N-PORT and Form N-MFP (including any related tax forms), as required under applicable law;

23.Providing Rule 18f-4 compliance support for Funds relying on the “Limited Derivatives User” Exemption (“Derivatives Lite”) including, among other things:

a.Daily monitoring and reporting of derivative exposure levels; and

b.Monthly exposure calculation reporting on Form N-PORT;

24.Providing Rule 18f-4 compliance support to Non-Exempt Funds that use more than a minimum amount of derivatives (“Standard”) including, among other things:

a.Daily Value at risk (VaR) calculations and reporting;

b.Monthly VaR reporting on Form N-PORT;

c.VaR stress testing and backtesting; and

d.Form N-RN filing coordination, ad hoc, as directed by the client;

25.Preparing Tailored Shareholder Reports (“TSR”), including compliance with website availability requirements, and filing annual and semi-annual reports to Shareholders on Form N-CSR in coordination with other service providers, including counsel to each

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Company;

26.Preparing, or coordinating with other service providers, including counsel to each Company, drafts of communications to Shareholders, including the annual report to Shareholders and prepare drafts of the certified semi-annual report to Shareholders for each Fund and Company financial statements;

27.Notification by the Adviser and counsel to each Company of all documents filed by VCM with the SEC;

28.Obtaining, maintaining and filling fidelity bonds and directors and officers/errors and omissions insurance policies for each Company at the expense of each Company and Funds in accordance withthe requirements of Rules 17g-1 and 17d-1(7) under the 1940 Act, to the extent such bonds and policies are approved by the Boards;

29.Coordinating, subject to review by counsel to each Company, (i) the annual update to each Company’s registration statement on Form N-1A, (ii) other amendments and/or supplements to each Company’s registration statement, and (iii) Notices of Annual or Special Meetings of Shareholders of a Company and proxy materials relating thereto, and filing the same with the SEC upon the request of a Company or counsel to each Company;

30.Coordinating the distribution of prospectuses, supplements, proxy materials and reports to Shareholders; and

31.Coordinating the solicitation and tabulation of proxies in connection with meetings of Shareholders, if one is held;

32.Administering contracts on behalf of each Company with, among others, such Company’s investmentadviser, investment sub-advisers (if any), distributors, custodian, transfer agents and other vendors;

33.Establishing and administering any lines of credit or leverage maintained on each Company’s or Fund’s behalf for borrowing purposes (including covenant compliance testing and certification under any such borrowing) and the operation of the Funds’ interfund lending program;

34.Administering any preferred shares issued by any of the Companies, including covenant testing and determining allocation of taxable income to preferred shareholders;

35.With respect to each listed closed-end Company, prepare and post undistributed net investment income and real earnings information to the Company’s website; administer the preparation and distribution of Section 19a notices (return of capital notices); and analyze monthly distribution projections and draft and distribute monthly dividend press releases; and file Maryland Form 1 (Business Entity Annual Report) annually;

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36.Administering each Company’s securities lending program;

37.Coordinating the implementation of service arrangements covered by Shareholder Service Plans adopted by the Board, if any, with the financial institutions that serve, or propose to serve, as shareholder services agents thereunder (“Shareholder Service Agents”); reviewing the qualifications of Shareholder Service Agents to serve as such under the relevant Shareholder Service Plan; and coordinating and assisting in each Company’s execution and delivery of Shareholder Service Agreements;

38.Assisting each Company and providing on-site personnel in preparing responses to and providing documents for regulatory examinations or investigations; and coordinating with and taking instructions from counsel to each Company in response to such regulatory matters. The assistance to be provided with respect to SEC inspections includes (i) rendering advice regarding proposed responses, (ii) compiling data and other information in response to SEC requests for information and (iii) communicating with Fund management and portfolio managers to provide status updates;

39.Board meetings by (i) preparing and coordinating collection of the relevant sections of the Board materials pertaining to the responsibilities of VCM and the variousservice providers,

(ii)assisting and coordinating special materials related to annual contract approvals and approval of rule 12b-1 plans, share service plans and related matters, (iii) attending Board meetings, and (iv) performing such other Board meeting functions as agreed by the parties;

40.Not less frequently than annually (a) reviewing the business of each Company and the Services and the adequacy of the administrative services to satisfy applicable laws and rules and the business needs of each Company and (b) determining whether additional or supplemental services are necessary for the operation of the Funds; informing the Boards of the Companies how these additional or supplemental services, if any, shall be provided and what additional costs and fees would be associated with same;

41.Providing daily and periodic compliance monitoring services with respect to Rule 22c-2, the Funds’ market timing policies and procedures; implement and maintain Shareholder Information Agreements with financial intermediaries and request necessary information from financial intermediaries. VCM will use commercially reasonable efforts to make sure the Funds comply with Rule 22c-2. VCM has established policies and procedures reasonably designed to accomplish this and will provide the Boards with quarterly results of market timing reviews or more frequent reports if requested. The Administrator will oversee the Funds’ transfer agents with regard to the Rule 22c-2 Services Agreement and will oversee any other party with which the Administrator subcontracts with regard to the Services under this Agreement;

42.Administering the operation of each Company’s liquidity risk management program adopted pursuant to Rule 22e-4. VCM will use commercially reasonable efforts to ensure the Funds comply with Rule 22e-4 and will engage the services of any outside service providers to provide such services which are, in VCM’s opinion, reasonably necessary or

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advisable to support ongoing compliance with the requirementsof Rule 22e-4. Together with personnel of another service provider, VCM will supply the necessary personnel to form the Liquidity Committee or other body that is designated to oversee the program;

43.Prepare and make Section 16 filings on behalf of the officers and Directors of the listed closed-end Companies; and

44.Meet regulatory requirements applicable to the status of certain Funds as exempt from treatment as commodity pools under Commodity Futures Trading Commission (CFTC) Rule 4.5, including related regulatory filings.

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SCHEDULE B

TO THE ADMINISTRATION AND FUND ACCOUNTING AGREEMENT

1.Record Maintenance

VCM will keep and maintain the following books and records of each Fund pursuant to Rule 31a-1 under the Investment Company Act of 1940, as amended (the “Rule”) with the required time and format applicable to such records as set forth in Rule 31a-2, including among others:

a.Journals containing an itemized daily record in detail of all purchases and sales of securities, all receipts and disbursements of cash and all other debits and credits, as required by subsection (b)(1) of the Rule;

b.General and auxiliary ledgers reflecting all asset, liability, reserve, capital, income and expense accounts, including interest accrued and interest received, as required by subsection (b)(2)(i) of the Rule;

c.Separate ledger accounts required by subsection (b)(2)(ii) and (iii) of the Rule; and

d.A monthly trial balance of all ledger accounts (except shareholder accounts) as required by subsection (b)(8) of the Rule.

All such books and records shall be the property of the applicable Company, and VCM agrees to make such books and records available for inspection by each Company or by the SEC at reasonable times and otherwise to keep confidential all records and other information relative to the Company; except when requested to divulge such information by duly constituted authorities or court process, or when requested by a Company.

2.Accounting Services

In addition to the maintenance of the books and records specified above, VCM shall perform, or oversee the performance of, the following account services daily for each Fund:

a.Allocating income and expenses and calculating the net asset value per share

(“NAV”) of each class of shares offered by each Fund in accordance with the relevant provisions of the applicable Prospectus of each Fund and applicable regulations under the 1940 Act;

b.Applying securities pricing information as required or authorized under the terms of the valuation policies and procedures of each Company (“Valuation Procedures”), including (A) pricing information from independent pricing services, with respect to securities for which market quotations are readily

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available, (B) if applicable to a particular Fund or Funds, fair value pricing information or adjustment factors from independent fair value pricing services or other vendors approved by the Companies (collectively, “Fair Value Information Vendors”) with respect to securities for which market quotations are not readily available, for which a significant event has occurred following the close of the relevant market but prior to the Fund’s pricing time, or which are otherwise required to be made subject to a fair value determination under the Valuation Procedures, and (C) prices obtained from each Fund’s investment adviser or other designee, as approved by the Boards. Each Company instructs and authorizes VCM to provide information pertaining to the Company’s and Funds’ investments to Fair Value Information Vendors in connection with the fair value determinations made under the Valuation Procedures and other legitimate purposes related to the services to be provided hereunder;

c.Coordinating the preparation of reports that are prepared or provided by Fair Value Information Vendors which help each Company and Board to monitor and evaluate the use of fair value pricing information under the Company’s Valuation

Procedures;

d.Assisting in identifying instances where market prices are not readily available, or are unreliable, each as set forth within parameters included in each Company’s Valuation Procedures;

e.Verifying and reconciling with the Funds’ custodian all daily trade activity;

f.Computing, as appropriate, each Fund’s net income and capital gains, dividend payables, dividend factors, 7-day yields, 7-day effective yields, 30-day yields, and weighted average portfolio maturity;

g.Reviewing daily the NAV calculations and dividend factor (if any) for each Fund prior to release to shareholders, check and confirm the net asset values and dividend factors for reasonableness and deviations, and distribute net asset values and yields to NASDAQ;

h.If applicable, reporting to the Boards, or otherwise at a Company’s request, the daily market pricing of securities in any money market Funds, with the comparison to the amortized cost basis in accordance with applicable regulations under the 1940 Act;

i.Determining and reporting unrealized appreciation and depreciation on securities held in variable net asset value Funds;

j.Amortizing premiums and accretion discounts on fixed income securities purchased at a price other than face value, in accordance with the Generally Accepted Accounting Principles of the United States or any successor principles;

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k.Updating fund accounting system to reflect rate changes, as received from a

Fund’s investment adviser or authorized pricing service, on variable interest rate instruments;

l.Providing bank loan administration services, including reconciling and validating positions, paydowns and interest accruals, managing bank loan restructurings, supporting other accounting processes related to bank loans, and managing related systems;

m.Posting Fund transactions to appropriate categories;

n.Reviewing and approving the accrual of Fund expenses calculated by VCM or its delegate;

o.Determining the outstanding receivables and payables for all (1) security trades,

(2)Fund share transactions and (3) income and expense accounts;

p.Providing accounting reports and other necessary support in connection with the regular annual audit and other audits and examinations by regulatory agencies;

q.Providing such periodic reports as the parties shall agree upon, as set forth in a separate schedule;

r.Calculating the dividend and capital gain distributions and the excise tax distributions, if any;

s.Calculating the yield;

t.Providing the following reports:

i.a current security position report;

ii.a summary report of transactions and pending maturities (including the principal, cost, and accrued interest on each portfolio security in maturity date order); and

iii.a broker commission report;

iv.a current cash position report (including cash available from portfolio sales and maturities and sales of a Fund’s Shares less cash needed for redemptions and settlement of portfolio purchases); and

u.Such other similar services with respect to a Fund as may be reasonably requested by a Company, including support related to class actions and tax reclaims.

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3.Financial Statement and Regulatory Filings

VCM shall also perform the following additional accounting services for each Fund:

a.Providing monthly a hard copy of the unaudited financial statements described below. The unaudited financial statements will include the following items:

i.unaudited Statement of Assets and Liabilities,

ii.unaudited Statement of Operations,

iii.unaudited Statement of Changes in Net Assets, and

iv.unaudited Condensed Financial Information.

b.Providing accounting information for the following (in compliance with Reg. S- X, as applicable), including:

i.federal and state income tax returns and federal excise tax returns;

ii.the Funds’ financial statements filed with SEC on Form N-CSR;

iii.the Funds’ Form N-CEN;

iv.the Funds’ quarterly schedules of investment for filing with the

SEC on Form N-PORT;

v.the Funds’ monthly schedules of investments for filing with the

SEC on Form N-PORT;

vi.the Funds’ quarterly Board meetings;

vii.registration statements on Form N-1A and other filings relating to the registration of shares, including required performance information;

viii.the Funds’ status as a regulated investment company under

Subchapter M of the Internal Revenue Code;

ix.annual audit by the Funds’ auditors; and

x.examinations performed by the SEC;

c.Calculating turnover and expense ratio;

d.Preparing a schedule of Capital Gains and Losses;

e.Providing daily cash reporting;

f.Maintaining and reporting security positions and transactions in accounting

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system;

g.Supporting corporate actions and bankruptcy proof of claim analyses;

h.Validating and communicating class action and bankruptcy proof of claim information;

i.Preparing Broker Commission Reports;

j.Monitoring expense limitations;

k.Providing unrealized gain/loss report; and

l.Such other accounting services reasonably required for the Funds’ operations.

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SCHEDULE C

TO THE ADMINISTRATION AND FUND ACCOUNTING AGREEMENT

FEES

Each Company, on behalf of itself or each applicable Fund shall pay VCM on the first business day of each month, or at such time(s) as VCM shall request and the parties shall agree, the following fees for the services described in Schedules A and B at the annual rates set forth below. For these purposes, the rate at which the asset-based fees are applied is determined by aggregating the assets of all Companies and Funds together with all other registered investment companies for which VCM acts as administrator (the Companies, the Funds and all such other registered investment companies shall be referred to herein as the “Clients”), and allocating to each Company and Fund, as applicable, on a pro rata basis calculated based on the Company’s or the Fund’s average daily net assets. The fees are accrued daily and paid monthly.

Asset-Based Fees

0.08% (8 basis points) of the first $15 billion in aggregate net assets of all Clients; plus

0.05% (5 basis points) of aggregate net assets of all Clients from $15 billion to $30 billion; plus

0.04% (4 basis points) of aggregate net assets of all Clients from $30 billion to $85 billion; plus

0.03% (3 basis points) of aggregate net assets of all Clients in excess of $85 billion.

Each Company, on behalf of itself or each applicable Fund, individually and not jointly, shall reimburse VCM for its share of reasonable out-of-pocket expenses incurred as a result of:

1.providing the services described in Paragraph 39 of the Schedule of Administration Services, including, without limitation:

a.the implementation fee paid to the transfer agent and the monthly base license fee in connection with the Rule 22c-2 monitoring program or programs;

b.fees charged by financial intermediaries to provide requested data; and

c.to the extent appliable, any amounts paid by VCM pursuant to the indemnification provisions of the Rule 22c-2 Services Agreement with the transfer agent, other than any amounts resulting from VCM’s negligence,

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willful misconduct or bad faith in connection with either its services under this Administration and Fund Accounting Agreement or under the Rule 22c- 2 Services Agreement with the transfer agent.

2.In addition, each Company, on behalf of itself or each applicable Fund, shall also reimburse VCM for its share of all of its reasonable out-of- pocket expenses incurred as a result of providing the Services, except those specifically allocated to VCM pursuant to Section 3 of the Agreement. With regard to any such out- of-pocket expenses, it is understood that VCM shall not charge a Company or Fund more than its actual costs.

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SCHEDULE D

TO THE ADMINISTRATION AND FUND ACCOUNTING AGREEMENT

COMPANIES AND FUNDS

Victory Portfolios IV

Victory Pioneer AMT-Free Municipal Fund

Victory Pioneer Balanced Fund

Victory Pioneer Bond Fund

Victory Pioneer CAT Bond Fund

Victory Pioneer Core Equity Fund

Victory Pioneer Active Credit Fund

Victory Pioneer Disciplined Growth Fund

Victory Pioneer Disciplined Value Fund

Victory Pioneer Equity Income Fund

Victory Pioneer Equity Premium Income Fund

Victory Pioneer Floating Rate Fund

Victory Pioneer Fund

Victory Pioneer Fundamental Growth Fund

Victory Pioneer Global Equity Fund

Victory Pioneer Global Growth Fund

Victory Pioneer Global Value Fund

Victory Pioneer High Income Municipal Fund

Victory Pioneer High Yield Fund

Victory Pioneer International Equity Fund

Victory Pioneer Intrinsic Value Fund

Victory Pioneer Mid Cap Value Fund

Victory Pioneer Multi-Asset Income Fund

Victory Pioneer Multi-Asset Ultrashort Income Fund

Victory Pioneer Securitized Income Fund

Victory Pioneer Select Mid Cap Growth Fund

Victory Pioneer Short Term Income Fund

Victory Pioneer Solutions - Balanced Fund

Victory Pioneer Strategic Income Fund

Victory Pioneer U.S. Government Money Market

Fund

Victory Variable Insurance Funds II

Victory Pioneer Bond VCT Portfolio

Victory Pioneer Equity Income VCT Portfolio

Victory Pioneer Fund VCT Portfolio

Victory Pioneer High Yield VCT Portfolio

Victory Pioneer Mid Cap Value VCT Portfolio

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Victory Pioneer Select Mid Cap Growth VCT

Portfolio

Victory Pioneer Strategic Income VCT Portfolio

Other Companies

Pioneer Diversified High Income Fund, Inc. Pioneer Floating Rate Fund, Inc.

Pioneer High Income Fund, Inc.

Pioneer Municipal High Income Fund, Inc.

Pioneer Municipal High Income Advantage Fund, Inc. Pioneer Municipal High Income Opportunities Fund, Inc. Pioneer ILS Interval Fund

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SCHEDULE E

TO THE ADMINISTRATION AND FUND ACCOUNTING AGREEMENT

SERVICE STANDARDS

In the event that VCM fails to meet the same service standard listed below for two consecutive quarters, the Companies shall have the right, exercisable over the next thirty days, to terminate this Agreement upon ninety days written notice to VCM. Any failure to meet the standard due to a circumstance outside of VCM’s control shall not be deemed a failure by VCM to meet its standard.

Item

NAV Calculation Accuracy

NASDAQ Reporting Accuracy

Communication of a material NAV error

Written analysis that details the root cause and shareholder impact of a material NAV error

Standard

99% per quarter based on ICI guidelines

98% per quarter

On the date of discovery

Within 24 hours of discovery (excluding weekends and holidays), unless extension agreed upon due to complexity of the issue

Final written analysis with	Promptly upon discovery
mitigation plan

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